UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2010

Industrial Income Trust Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-159445	27-0477259
(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 31, 2010, Industrial Income Trust Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to disclose, among other things, the election by its board of directors (the “Board”) of Evan H. Zucker as director and as Chairman of the Board, effective March 31, 2010. The Initial Report is herein incorporated by reference and amended to include the information below. This Current Report on Form 8-K/A should be read in conjunction with the Initial Report.

Item 5.02 (d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2010, the Board appointed Evan H. Zucker to serve as a member of the Investment Committee of the Board.

Mr. Zucker shall serve on the Investment Committee until his successor is duly elected and qualifies or until his earlier death, resignation, retirement or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

July 20, 2010	By:	/s/ Thomas G. McGonagle
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer and Treasurer